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Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)            ☐

BNY MIDWEST TRUST COMPANY
(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
2 North LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	36-3359573
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
4201 Winfield Road P.O. Box 1488 Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip code)

INTERNATIONAL TRUCK AND ENGINE CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	36-1264810
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
4201 Winfield Road Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip code)

Senior Debt Securities
(Title of the indenture securities)

1.
General information. Furnish the following information as to the Trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532
Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.
Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

  2,3.
  A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 26th day of May, 2004.

BNY Midwest Trust Company
By:	/s/ J. BARTOLINI
Name:	J. BARTOLINI
Title:	VICE PRESIDENT

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

        Including the institution's domestic and foreign subsidiaries completed as of the close of business on December 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

			Thousands of Dollars
			(000)
ASSETS
1.	Cash and Due from Depository Institutions		40,626
2.	U.S. Treasury Securities		-0-
3.	Obligations of States and Political Subdivisions		-0-
4.	Other Bonds, Notes and Debentures		-0-
5.	Corporate Stock		-0-
6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		741
7.	Accounts Receivable		5,938
8.	Goodwill		86,813
9.	Intangibles		-0-
10.	Other Assets		59
	(Itemize amounts greater than 15% of Line 10)
	Deferred Expenses	45
	Accrued Interest Receivable—Intercompany	14
11.	TOTAL ASSETS		134,177

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

			Thousands of Dollars
LIABILITIES
12.	Accounts Payable		-0-
13.	Taxes Payable		2,810
14.	Other Liabilities for Borrowed Money		25,425
15.	Other Liabilities
	(Itemize amounts greater than 15% of Line 14)
	Reserve for Taxes	8,770
			10,332
16.	TOTAL LIABILITIES		38,567
EQUITY CAPITAL
17.	Preferred Stock		-0-
18.	Common Stock		2,000
19.	Surplus		67,130
20.	Reserve for Operating Expenses		-0-
21.	Retained Earnings (Loss)		26,480
22.	TOTAL EQUITY CAPITAL		95,610
23.	TOTAL LIABILITIES AND EQUITY CAPITAL		134,177

I,	Robert L. DePaola, Vice President
(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of     January , 2004.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan Name	Assistant Treasurer Title
(212) 437-5639

Telephone Number (Extension)
eychan@bankofny.com E-mail

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  Exhibit 25.1